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                                                                     EXHIBIT 3.1


                        AMENDED ARTICLES OF INCORPORATION

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                            KRUG INTERNATIONAL CORP.

                  FIRST: The name of the Corporation shall be KRUG International Corp.

                  SECOND: The principal office of the Corporation shall be located in the City of Dayton, Montgomery County, Ohio

                  THIRD: The purpose or purposes for which the Corporation is formed are:

                  A. To engage in the trade or business of research, design, development and manufacture of semiautomatic and automatic equipment and components in the electrical, electromechanical and electronic fields, to consult and perform services related to design application and integration of units and devices into systems in these fields; to conduct studies, consult, do research in, make data processing reduction and analysis of, design and manufacture and perform other services related to these units, instrumentation, test, calibration, installation, maintenance, repair, component replacement on military and commercial flight and space vehicles and devices, the instruments thereon, the components thereof and the equipment associated therewith.

                  B. To manufacture, purchase or otherwise acquire, sell, assign and transfer, exchange or otherwise dispose of, and to invest, trade, deal in or deal with goods, wares and merchandise and personal property of every class and description.

                  C. To purchase or otherwise acquire, construct, hold, maintain, work, develop, sell, lease, exchange, convey, transfer, mortgage, pledge, hypothecate, loan money upon, or in any manner dispose of and deal in, within and without the State of Ohio, wherever situated, real property of every kind, character and description whatsoever and any interest therein, and personal or mixed property of every kind, character and description whatsoever, including the shares of stock and other securities or obligations of other corporations, and any franchises, rights, licenses, or privileges necessary, convenient or appropriate for any of the purposes herein expressed.

                  D. To enter into, make and perform contracts of every kind of any lawful purpose, with any person, firm, association, corporation, municipality, state or government, or any political or other subdivision of any of the same.

                  E. To apply for, obtain, purchase, take licenses in respect of or otherwise acquire, and to hold, own, use, grant, pledge or otherwise dispose of, and in any manner deal with, any and all inventions, devices, processes and any improvement and



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         modifications thereof; and any and all letters patent of the United
         States or of any other country, state, territory, or locality, and all rights connected therewith or appertaining thereunto; any and all copyrights granted by the United States or any other country, state, territory, or locality; and any and all trade-marks, trade names, trade symbols and other indications of origin and ownership granted by or recognized under the laws of the United States or of any other country, state, territory or locality.

                  F. To purchase or otherwise acquire the whole or any part of the property, assets, business, goodwill and rights, and to undertake and assume the whole or any part of the liabilities and obligations, or any person, firm, association or corporation, and to pay for the same in cash or in shares of any class or series, or in bonds, debentures, notes or other obligations of the corporation, or otherwise, to hold or in any manner to dispose of the whole or any part of the property or assets so acquired, and to conduct the whole or any part of the business so acquired, and to exercise all the powers necessary or convenient in and about the conduct, management and carrying on of any such business.

                  G. To do any and all things necessary, convenient, or expedient for the accomplishment of any of the purposes or the furtherance of any of the powers hereinbefore set forth either alone or in association with other corporations, firms or individuals, and in general to carry on any other business not forbidden by the General Corporation Law of the State of Ohio.

                  Each purpose specified in any clause or paragraph contained in this Article THIRD shall be deemed to be independent of all other purposes herein specified and shall not be limited or restricted by reference to or inference from the terms of any other clause or paragraph of these Articles of Incorporation.

                  FOURTH: The maximum number of shares which the Corporation is authorized to have outstanding is 14,000,000 shares which shall be classified as follows:

         2,000,000 Preferred Shares without par value (hereinafter called "Preferred Shares"); and

         12,000,000 Common Shares without par value (hereinafter called "Common Shares").

                  SECTION 1. The express terms and provisions of the Preferred Shares are as follows:

                  I. Preferred Shares may be issued in series from time to time. Within the limitations and restrictions set forth in this Article FOURTH, the Board of Directors is expressly authorized, at one time or from time to time, to adopt amendments to the Articles of Incorporation in respect of any authorized and unissued Preferred Shares to fix or alter the division of such shares into series, the designation and number of shares of each series, the dividend rates, the date of payment of dividends, the dates from which dividends shall be



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cumulative, redemption rights, redemption prices, liquidation prices, sinking fund requirements, conversion rights, and restrictions on issuance of shares of the same series or of any other class or series. The express terms and provisions of Preferred Shares of different series shall be identical except that there may be variations in respect of any or all of the particulars hereinbefore set forth in this subsection I. In case the stated dividends or the amounts payable on dissolution, liquidation, or sale of assets of the corporation are not paid in full, all Preferred Shares of all series shall participate ratably in the payment of dividends, including accumulations, if any, in proportion to the sums which would be payable thereon if all dividends thereon were paid in full, and, in any distribution of assets other than by way of dividends, in proportion to the sums which would be payable on such distribution if all sums payable thereon to holders of Preferred Shares were discharged in full.

                  II. The holders of Preferred Shares shall be entitled to receive when and as declared out of the surplus of the Corporation, subject to any limitations prescribed by statute, cash dividends at the respective rates and on the respective dates fixed by the Board of Directors for the shares of the several series of Preferred Shares, and no more. Dividends on each Preferred Share shall be cumulative from the date fixed therefor by the Board of Directors.

                  Subject to the provisions of this Article FOURTH, the holders of all Common Shares shall be entitled to receive such dividends as may from time to time be declared thereon by the Board of Directors.

                  III. Upon dissolution, liquidation or sale of all or substantially all the assets of the Corporation, the holders of Preferred Shares shall be entitled to receive the following sums, before any payment shall be made to the holders of Common Shares with respect to payment upon dissolution, liquidation or sale of assets:

                  (a) in case of any involuntary dissolution or liquidation or forced sale of all or substantially all the assets of the Corporation, each Preferred Share of each series shall be entitled to receive the sum fixed for such contingency by the Board of Directors in respect of such series, together with a sum, whether or not earned or declared, equivalent to all accumulated and unpaid dividends thereon to the date of such payment; or

                  (b) in case of any voluntary dissolution or liquidation or voluntary sale of all or substantially all the assets of the Corporation, each Preferred Share of each series shall be entitled to receive the amount fixed for such contingency by the Board of Directors in respect of such series prior to the initial issuance of the first shares or series, together with a sum, whether or not earned or declared, equivalent to all accumulated and unpaid dividends thereon to the date of such payment.

After all sums payable on the Preferred Shares as herein provided upon a particular contingency shall have been paid in full, but not prior thereto, the Common Shares shall be entitled to payment of all other sums then distributable. For the purposes of this subsection III, a




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consolidation or merger of the Corporation with or into any other corporation, or a consolidation or merger of any other corporation, with or into the Corporation shall not be deemed a dissolution, liquidation, or sale of assets.

                  IV. The holders of Preferred Shares shall be entitled to one vote for each Preferred Share held by them respectively.

                  V. So long as any of the Preferred Shares shall remain outstanding, no dividend (other than dividends payable in Common Shares) shall be paid, nor shall any distribution (by purchase, redemption, payment to any sinking fund or market fund, or otherwise) be made, on any of the Common Shares unless:

                  (a) all dividends on all outstanding Preferred Shares shall have been paid, and full dividends thereon for the then current quarterly dividend period shall have been declared and a sum sufficient for the payment thereof set apart therefor; and

                  (b) the Corporation shall not be in arrears in respect of any sinking fund obligation in respect of any series of Preferred Shares.

                  VI. Preferred Shares acquired by the Corporation through the exercise by the holders thereof of any conversion privilege shall not be re-issued except as hereinafter provided. Such shares and any other Preferred Shares acquired by the Corporation otherwise than through the operation of any sinking fund and not used to reduce the amount of any sinking fund installment shall, upon compliance with such provisions of law relating to the retirement of shares as may be applicable, have the status of authorized and unissued Preferred Shares which are unclassified into any series. Preferred Shares acquired by the Corporation through the operation of any sinking fund or which have been used to reduce the amount of any sinking fund installment shall be canceled and not reissued, and the Corporation shall from time to time take appropriate corporate action to reduce the authorized number of Preferred Shares accordingly.

                  SECTION 2. The express terms and provisions of the Common Shares are as follows:

                  I. The rights and preferences of the Common Shares shall be subject in all respects to the rights and preferences of the Preferred Shares in the manner and to the extent provided in this Article FOURTH.

                  II. The Common Shares shall rank junior to the Preferred Shares with respect to the payment of dividends. Out of the assets of the Corporation available for dividends remaining after there shall have been paid or declared and set apart for payment full dividends on the Preferred Shares, and subject to the restrictions or limitations contained in the express terms and provisions of any series of Preferred Shares with respect to the payment of dividends,



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dividends may be declared and paid upon the Common Shares, but only when and as determined by the Board of Directors.

                  III. The Common Shares shall rank junior to the Preferred Shares with respect to payment upon dissolution, liquidation or sale of assets of the Corporation. Upon the dissolution, liquidation or sale of all or substantially all the assets of the Corporation, after there shall have been paid to or set apart for holders of the Preferred Shares the full preferential amounts to which they are entitled, the holders of Common Shares shall be entitled to receive pro rata all of the remaining assets of the Corporation available for distribution to its shareholders.

                  IV. The holders of Common Shares shall be entitled to one vote for each Common Share held by them respectively.

                  SECTION 3. No shareholder of the Corporation shall have the right to vote cumulativly in the election of directors of the Corporation.

                  FIFTH: When authorized by the affirmative vote of the Board of Directors, without the action or approval of the shareholders of this Corporation, this Corporation may purchase, or contract to purchase, at any time and from time to time, shares of any class issued by this Corporation, voting trust certificates for shares, bonds, debentures, notes, scrip, warrants, obligations, evidences of indebtedness or any other securities of this Corporation, for such prices and upon and subject to such terms and conditions as the Board of Directors may determine, provided that no such purchase shall be made, pursuant to any such contract or otherwise, if after such purchase the assets of this Corporation would be less than its liabilities plus stated capital or if it is insolvent as defined in the General Corporation Law of Ohio or if there is reasonable ground to believe that by such purchase it would be rendered insolvent.

                  SIXTH: No shareholder of this Corporation shall be entitled, as such, as a matter of right to subscribe for or purchase shares of any class now or hereafter authorized, or to purchase or subscribe for securities convertible into or exchangeable for shares of the Corporation or to which shall be attached or appertain any warrants or rights entitling the holder thereof to subscribe for or purchase shares except such rights of subscription or purchase, if any, at such price or prices and upon such terms and conditions as the Board of Directors, in its discretion, from time to time may determine.

                  SEVENTH: This Corporation may amend its Articles of Incorporation in any respect in the manner provided by law, and may make amendments substantially changing the purposes for which the Corporation is formed.

                  EIGHTH: The Board of Directors is hereby authorized to fix and determine and to vary the amount of working capital of the Corporation, to determine to the extent permitted by the General Corporation Law of Ohio whether any, and, if any, what part of its



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surplus, however created or arising, shall be used or disposed of or declared in dividends or paid to shareholders.

                  NINTH: Every statute of the State of Ohio hereafter enacted whereby the rights or privileges of shareholders of a corporation organized under the General Corporation Law of said State are increased, diminished or in any way affected, or whereby effect is given to any action authorized, ratified or approved, by less than all the Shareholders of any such corporation, shall apply to this Corporation and shall be binding upon every shareholder thereof to the same extent as if such statute had been in force at the date of the filing of these Amended Articles of Incorporation.

                  TENTH: A director of this Corporation shall not be disqualified by his office from dealing or contracting with the Corporation as a vendor, purchaser, employee, agent or otherwise; nor shall any transaction or contract or act of this Corporation be void or voidable or in any way affected or invalidated by reason of the fact that any director or any firm of which any director is a member or any corporation of which any director is a shareholder or director is in any way interested in such transaction or contract or act, provided the fact that such director or such firm or such corporation is so interested shall be disclosed or shall be known to the Board of Directors or such members thereof as shall be present at any meeting of the Board of Directors at which action upon any such contract or transaction or act shall be taken; nor shall any such director be accountable or responsible to the Corporation for or in respect of any such transaction or contract or act of this Corporation or for any gains or profits realized by him by reason of the fact that he or any firm of which he is a member or any corporation of which he is a shareholder or director is interested in such transaction or contract or act; and any such director may be counted in determining the existence of a quorum at any meeting of the Board of Directors of the Corporation which shall authorize or take action in respect to any such contract or transaction or act, and may vote thereat to authorize, ratify or approve any such contract or transaction or act, with like force and effect as if he or any firm of which he is a member or any corporation of which he is a shareholder or director were not interested in such transaction or contract or act.

                  The Board of Directors shall have the power to fix compensation of officers or directors or both and a director may be counted in determining the existence of a quorum at any meeting of the Board of Directors which shall take such action and may vote thereat in favor or against such action whether or not such director may be interested in the action so taken.

                  ELEVENTH: These Amended Articles of Incorporation supersede the existing Articles of Incorporation and all amendments thereto.


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